SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to sec. 240.14a-12.

Real Estate Income Fund Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

The Shareholder Meeting Is Less Than Two Weeks Away Act Now to Protect Your Investment! Vote FOR the New Management Agreement and New Subadvisory Agreement

November 3, 2005

Dear Real Estate Income Fund Shareholder:

THE SPECIAL MEETING OF SHAREHOLDERS OF REAL ESTATE INCOME FUND INC. originally scheduled for October 21, 2005, was postponed, and is NOW SCHEDULED TO BE HELD ON NOVEMBER 15, 2005.

Citigroup Inc. (“Citigroup”) and Legg Mason, Inc. (“Legg Mason”) are nearing the completion of their previously announced transaction under which Citigroup’s asset management businesses will be transferred to Legg Mason. In connection with that transaction, and in accordance with the requirements of the Investment Company Act of 1940, you are being asked to approve a new management agreement with your Fund’s current investment adviser, which will now become part of Legg Mason. Legg Mason is one of the most respected money managers in the world, with a strong long-term investment track record across its open- and closed-end funds. You are also being asked to approve a new subadvisory agreement with your Fund’s current sub-adviser.

We believe the Fund has performed well for you, with both its market price and its net asset value per share currently above the Fund’s initial offering price. Even Karpus Investment Management, which is asking you to oppose the new agreements, has acknowledged, “We believe the Fund’s current portfolio management team has performed well.”

Karpus’s only objection to a vote for the agreements is that the Fund’s shares sell at a discount, but it is quite common for closed-end funds to trade at prices below net asset value. This is a common aspect of closed-end funds. While discounts persist, investors may benefit from greater income yields on their investment than they would receive on shares purchased at net asset value. This can be a significant advantage, particularly for investors who hold their shares for the longer term. Karpus fails to mention that closed-end funds often trade at discounts.

The six month report ended June 30 also informed you that the Board of Directors had approved the issuance on July 18, 2005 of 1,200 additional Taxable Auction Rate Cumulative Preferred Shares, increasing the Fund’s leverage by $29,700,000, in the belief this will help increase the earnings of the Fund. All other things being equal, your investment in the Fund yields more than other similar, but unleveraged, funds because it is leveraged. This money that is borrowed and invested earns more than the cost of borrowing, and as long as business conditions allow, you benefit. This is one of the potential advantages of investing in closed-end funds. As the Fund has noted in its prospectus, however, leverage involves risks, too.

If the Fund merged with an open-end fund, to satisfy the demands of Karpus, you would lose the continuing advantage of this leverage in exchange for the one time advantage of eliminating the “discount” that Karpus would have you believe is “bad.” Your Board believes that we have been making the proper decisions on your behalf, which is why we have asked for your vote of approval on the new management agreement and

IMPORTANT INFORMATION FOR SHAREHOLDERS HOLDING THEIR SHARES

IN A BROKERAGE ACCOUNT

Your broker can vote your shares held in a brokerage account ONLY if you give instructions to do so. If you give no instructions, your shares cannot be voted on these proposals at the Special Meeting.

Give your broker instructions simply by signing and dating the enclosed WHITE proxy card, and returning it in the enclosed postage-paid envelope or follow the instructions for phone or Internet voting on the enclosed WHITE proxy card. You do not have to contact your broker directly. We urge you to act today, and vote FOR the new management agreement and the new subadvisory agreement on the enclosed WHITE proxy card.

subadvisory agreement. In supporting the Board’s recommendation, Institutional Shareholder Services (“ISS”), the nation’s leading independent proxy voting advisory firm, said of the discount, “ISS views discounts as cyclical based on the vagaries of investor sentiment and popular opinion. As investment styles and geographic regions come in and out of favor, [closed-end fund] discounts usually respond accordingly.”

Some of the persons reporting on Western Investment LLC’s recently filed Schedule 13D, who are allied with Karpus, have purchased their Fund shares in the open market at times when the Fund has traded below net asset value. The Schedule 13D filing shows they purchased their shares in September and October of 2005. Their complaint about the discount to net asset value is designed to enlist your aid in making major changes in policy that will allow them to liquidate at a large profit, while you lose the advantage of being in a closed-end fund.

Approval of the new agreements is important to you and the value of your investment in your Fund. Not only have the Directors of your Fund recommended that you VOTE IN FAVOR of the new management agreement and the new subadvisory agreement, but ISS has also RECOMMENDED THAT YOU VOTE FOR THE NEW MANAGEMENT AGREEMENT AND NEW SUBADVISORY AGREEMENT. The ISS recommendation underscores the Board’s belief that it is in the interests of shareholders to approve the agreements.

Time is of the essence.

Vote FOR the new management agreement and the new subadvisory agreement on the enclosed WHITE proxy card today. If you have already signed a green proxy card distributed by Karpus Management Inc. d/b/a Karpus Investment Management opposing the new management agreement and the new subadvisory agreement, you can easily change your vote by voting the enclosed WHITE proxy card or by following the instructions for phone or Internet voting on the WHITE proxy card.

We thank you for your continued trust and support. If you need any assistance, or have any questions regarding the Fund’s proposals or how to vote your shares, please call our proxy solicitor, Georgeson Shareholder Communications Inc., at 1-888-293-6728.

Sincerely, R. Jay Gerken Chairman

PLEASE SIGN, DATE AND RETURN YOUR WHITE PROXY CARD AND DO NOT RETURN ANY GREEN PROXY CARD. ONLY YOUR LATEST DATED, SIGNED PROXY CARD WILL BE COUNTED, AND ANY GREEN PROXY CARD YOU SIGN FOR ANY REASON COULD INVALIDATE PREVIOUS WHITE PROXY CARDS SENT BY YOU TO SUPPORT THE FUND.

YOUR VOTE IS IMPORTANT. PLEASE ACT TODAY. IF YOU HAVE QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL:

17 State Street, 10th Floor

New York, NY 10004

(888) 293-6728 (Toll Free)

Banks and Brokerage Firms please call:

(212) 440-9800

WAIT! There’s an easier way to vote your shares of the Fund!

24 Hours a Day — 7 Days a Week

Thank you for your vote!